As filed with the Securities and Exchange Commission on May 6, 2026
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

trivago N.V.

(Exact Name of Registrant as Specified in its Charter)

The Netherlands	Not Applicable
(State or other Jurisdiction of	(I.R.S. Employer Identification
Incorporation or Organization)	Number)
Kesselstraße 5 - 7
40221 Düsseldorf
Federal Republic of Germany
+49-171-6115916

(Address, including zip code, of registrant’s principal executive offices)

TRIVAGO N.V. AMENDED AND RESTATED 2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Cogency Global Inc.

122 East 42nd Street, 18th floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

trivago N.V. Kesselstraße 5 - 7 40221 Düsseldorf Federal Republic of Germany Attn: Legal Department +49-171-6115916	Michael Albano Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 +1 212 225 2438

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer     ☐
Non-accelerated filer ☐
Emerging growth company ☐
Accelerated filer ☒
Smaller reporting company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory note

Pursuant to General Instruction E of Form S-8, trivago N.V. (the “Registrant”) is filing this registration statement on Form S-8 (this “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register an additional 34,836,725 Class A shares in connection with the first amendment (the “Amendment”) to the Registrant’s Amended and Restated 2016 Omnibus Incentive Plan (the “Plan”), which is subject to and contingent upon the approval of the shareholders of the Registrant. The shares registered hereby are of the same class as those registered under the Registrant’s effective registration statement on Form S-8, File No. 333-215164, filed by the Registrant with the Commission on December 19, 2016, the Registrant’s effective registration statement on Form S-8, File No. 333-258288, filed by the Registrant with the Commission on July 30, 2021, and the Registrant’s effective registration statement on Form S-8, File No. 333-280813, filed by the Registrant with the Commission on July 15, 2024 (together, the “Earlier Registration Statements”). Upon approval of the Amendment by the shareholders of the Registrant, which Amendment was adopted by the Management Board of the Registrant on May 4, 2026 and by the Supervisory Board of the Registrant on May 1, 2026, the Amendment shall (i) increase the number of Class A shares reserved and available for issuance under the Plan by the additional number of Class A shares registered hereby and (ii) extend the termination date of the Plan to the tenth anniversary of the date on which such shareholder approval is obtained. The contents of the Earlier Registration Statements, where applicable, are hereby incorporated by reference, except that the provisions contained in Part II of such Earlier Registration Statements are modified as set forth in this Registration Statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as may be amended and restated, as specified by Rule 428(b)(1) under the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which the Registrant has filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference herein, and shall be deemed to be a part of, this Registration Statement:

a.the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (File No. 001-37959), filed with the Commission on February 26, 2026 (the “Annual Report”);

b.the Registrant’s reports on Form 6-K filed with the Commission on (i) February 3, 2026 (File No. 001-37959) and (ii) May 5, 2026 (File No. 001-37959); and

c.the description of the Registrant’s Class A shares, contained in Exhibit 2.5 of the Annual Report, together with any amendment thereto filed with the Commission for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as part of this Registration Statement:

Incorporated by reference
		Form	Exhibit	Filing Date	Filed herewith
4.1	English translation of Articles of Association of trivago N.V. currently in effect.	20-F	1.1	3/1/2024
4.2	trivago N.V. Amended and Restated 2016 Omnibus Incentive Plan.				#
4.3	First Amendment to the trivago N.V. Amended and Restated 2016 Omnibus Incentive Plan.				#
4.4	Deposit Agreement.	F-3	4.4	4/5/2018
4.4(a)	Amendment No. 1 to the Deposit Agreement.	F-6	(a)(ii)	11/17/2023
4.5	Form of American Depositary Receipt (included in Exhibit 4.4(a)).	F-1/A	4.4	12/5/2016
5.1	Opinion of NautaDutilh N.V., counsel of the Registrant, as to the validity of the Class A shares.				#
23.1	Consent of EY GmbH & Co. KG Wirtschaftsprüfungsgesellschaft.				#
23.2	Consent of NautaDutilh N.V., counsel of the Registrant (included in Exhibit 5.1).				#
24.1	Powers of Attorney (included on signature page to this Registration Statement).				#
107	Filing Fee Table.				#

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Düsseldorf, Federal Republic of Germany, on May 6, 2026.

trivago N.V.

By:	/s/ Johannes Thomas
Johannes Thomas
Managing Director & Chief Executive Officer

By:	/s/ Wolf Schmuhl
Wolf Schmuhl
Managing Director & Chief Financial Officer

By:	/s/ Andrej Lehnert
Andrej Lehnert
Managing Director & Chief Product Officer

By:	/s/ Jasmine Ezz
Jasmine Ezz
Managing Director & Chief Marketing Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Johannes Thomas and Wolf Schmuhl, severally and individually, and each of them (with full power to each of them to act alone) his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 6, 2026 in the capacities indicated. This document may be executed in counterparts that when so executed shall constitute one document, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Name	Title
/s/ Johannes Thomas
Johannes Thomas	Managing Director & Chief Executive Officer
/s/ Wolf Schmuhl
Wolf Schmuhl	Managing Director & Chief Financial Officer
/s/ Jasmine Ezz
Jasmine Ezz	Managing Director & Chief Marketing Officer
/s/ Andrej Lehnert
Andrej Lehnert	Managing Director & Chief Product Officer

Signature of Authorized Representative in the United States

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.